Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

LIMITED LABORATORY AND ADMINISTRATIVE SERVICES AGREEMENT

Company Name:	Hooper Holmes, Inc.
Address:	560 N. Rogers Road
City:	Olathe	State:		KS	Zip:	66062
Contact Name:	Ernie Sifford		Contact Title:		Vice President Operations
Telephone:	913.747.2555		Email:		Ernie.Sifford@hooperholmes.com
Nature of Company:	X	Corporation	☐	Limited Liability Company
	☐	Partnership	☐	Other:

The company identified above (on its own behalf and on behalf of its Affiliates, and their respective employees, agents and representatives, collectively referred to herein as “Company” or “Client”) agrees to engage Clinical Reference Laboratory, Inc., a Kansas corporation (hereinafter “CRL”) to furnish specific services, as set forth and defined herein. “Affiliate” means any entity that directly, or indirectly through one or more intermediaries, is controlled by, is under common control with, or controls, a party to this Agreement.
This Limited Laboratory and Administrative Services Agreement (“LLASA”), including associated Exhibits, Schedules and any Statement(s) of Work executed hereunder or attached hereto (collectively, the “Agreement”), shall become effective upon Closing and as of the Closing Date of the Strategic Alliance Agreement (“SAA”) (“Effective Date”) entered into by the parties coincident herewith. The LLASA shall be construed wherever possible to avoid conflict between the documents comprising the SAA and the documents comprising the LLASA. The fact that a clause appears in one document but not another shall not be considered a conflict.
SIGNATURES:
By signing below, the undersigned certify that they have read and understand, and agree to be legally bound by, the terms and conditions of this Agreement.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

CRL:		COMPANY:
CLINICAL REFERENCE LABORATORY, INC. (by its authorized representative)		HOOPER HOLMES, INC. (by its authorized representative)

By:	/s/ Timothy S. Sotos	By:	/s/ Henry E. Dubois

Print Name:	Timothy S. Sotos	Print Name:	Henry E. Dubois

Title:	Chairman/CEO	Title:	President/CEO

Address:	8433 Quivira Road	Address:	560 N Rogers Road
	Lenexa, KS 66215		Olathe, KS 66062

Date:	April 16, 2014	Date:	April 16, 2014

CRL CONTRACT ID #		COMPANY CONTRACT ID #:

CRL is a laboratory specializing in human specimen and bodily fluid analysis for the purpose of health assessment screening. CLIENT desires to utilize CRL for laboratory testing services and related compliance services to support CLIENT’s provision of health risk assessment and wellness programs in the United States, Puerto Rico and Guam, pursuant to the provisions of this Agreement.
A G R E E M E N T:

1.
Services Performed. During the term of this Agreement, and subject to the performance of CLIENT hereunder, CRL agrees to provide and perform the following services (the “Services”) for CLIENT consistent with the agreed to performance specifications, applicable Federal and state laws, statutes, regulations, and rules (“Laws”) and commensurate with standard industry practices in the wellness laboratory testing market:

(a)
Laboratory Services, including baseline laboratory testing (blood, dried blood spot, oral fluid, and/or urine analysis) for each specimen (“Specimen”) and reporting of lab test results, as more fully described in Schedule A-Pricing attached hereto and the Specification of Lab Services Agreement (“SLSA”) entered into by the parties simultaneously herewith;

(b)
Administrative Services, including the fulfillment of responsibilities necessary for the conduct of CLIENT’s Health and Wellness events in compliance with applicable Laws, as more particularly described in Schedule B-Pricing attached hereto and the Specification of Administrative Services Agreement (“SASA”) entered into by the parties simultaneously herewith;

(c)	Any other additional or optional laboratory tests and/or services as otherwise directed by CLIENT and accepted in writing by CRL.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

2.
Term. This Agreement shall become effective on the Closing Date of the SAA (the “Effective Date”) and shall expire at the end of five (5) years from the Effective Date (the “Initial Term”) unless auto-renewed or sooner terminated by either party by notice to the other party as follows:

(a)
For Cause. In the event the other party commits a material breach of this Agreement, the party wishing to terminate on the basis of a material breach shall give the breaching party written notice specifying the nature of the breach, as follows:

(i)	In the event of Chronic Failure as defined in Exhibit A to the SLSA or Exhibit B to the SASA, CRL shall have five (5) days following the date of such written notice in which to cure such default.

(ii)	For any material breach, other than a Chronic Failure, the breaching party shall have thirty (30) days following the date of such written notice in which to cure such default.
If the breaching party fails or is unable to cure such default within such period, the party wishing to terminate this Agreement may do so by written notice at the expiration of the cure period.

(b)
Contract Buy Out If CLIENT sells substantially all of its assets (or any other transaction that results in a change of control of CLIENT) during the Initial Term and the purchaser does not assume CLIENT’s obligations under this Agreement pursuant to Section 3(e) of this Agreement (or if CLIENT otherwise engages in any other transaction during the Initial Term in which the surviving entity desires to terminate this Agreement), CLIENT may terminate this Agreement by providing to CRL at least ninety (90) days before the effective date of such termination written notice of termination together with a buyout fee in cash equal to the Purchase Price (as defined in the SAA), reduced ratably on a straight line basis over a five year period for each complete month commencing from the Effective Date to the effective date of termination.

(c)	Bankruptcy. In the event a party files for protection under any bankruptcy or creditor’s rights statutes or has such action filed against it and the action is not dismissed within thirty (30) days.

(d)
Auto Renew. Unless notice to the contrary is given, by either party, at least one (1) year prior to end of the then-current term, this Agreement shall automatically renew for successive additional five (5) year terms with each such renewal a “Renewal Term”.

Following expiration or termination, this Agreement shall be of no further force or effect except that: (i) each party shall remain liable for its own liability arising prior to such expiration or termination, and (ii) the provisions of Sections 5, 9 and 11 shall survive.

3.	Pricing and Payment.

(a)
Pricing. CRL agrees to provide Services in exchange for timely payment from CLIENT. CRL shall invoice CLIENT once per calendar month for Services requested by CLIENT and performed by CRL, in accordance with the prices contained in Schedule A and Schedule B attached hereto (“Price List”).

(b)	Except as stated in this provision, the Price List is guaranteed for the Initial and any Renewal Term of this agreement:

i)	Fees for sample shipping/postage may increase, with thirty (30) days written notice by CRL to CLIENT, whenever CRL receives price increase from its vendors, and/or

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

i)	Prices for specimen collection kits may increase, with thirty (30) days written notice by CRL to CLIENT, whenever CRL receives price increase from its vendors.

ii)
CRL has the right to increase its prices on each anniversary date of this Agreement. Such increase shall be no greater than the increase in the Consumer Price Index (CPI-U), published by the United States Bureau of Labor Statistics from the more recent of the Effective Date or most recent date of a CRL price increase to the date CRL notifies CLIENT of the new prices. CRL will notify CLIENT at least sixty (60) days prior to the anniversary date of the Agreement on which such price increase shall become effective. If CRL notifies CLIENT of a price increase that is greater than the increase in the Consumer Price Index (CPI-U), published by the United States Bureau of Labor Statistics from the more recent of the Effective Date or most recent date of a CRL price increase to the date CRL notifies CLIENT of the new prices, CLIENT shall have the right, effective on the date the new pricing is to take effect and upon no less than thirty (30) days prior written notice to CRL,

x)        to terminate this Agreement , or
y)        to modify this Agreement in writing only insofar as to permit CLIENT to purchase such Services from CRL as CLIENT requests (subject to a renegotiated price), and to meet its remaining requirements by either in-sourcing its lab testing services insofar and only as necessary to support its H&W Business or procuring lab testing services from another vendor to the extent CLIENT determines in its discretion.
If CLIENT fails to provide CRL timely notice of termination or modification under this Section3(b), then the price increase shall become effective and CLIENT shall have no right to exercise its options under Section 3(b)) unless and until a subsequent price increase greater than the increase in the Consumer Price Index (CPI-U) is imposed.

(c)
Payment. CLIENT shall pay all undisputed CRL invoices no later than forty-five (45) days following CRL's submission to CLIENT of a correct invoice for services performed by CRL during the preceding month. If CLIENT does not make full payment to CRL within forty-five (45) days following CRL's delivery of the undisputed invoice to CLIENT, the payment shall immediately become subject to a fee equal to one and a half (1 ½ %) of the amount due, with the entire one and a half percent (1 ½%) fee accruing on the forty-sixth (46th) day after CRL delivers the invoice to CLIENT. In the event CLIENT fails to pay undisputed charges within sixty (60) days, CRL shall have the right to cease providing the Services and reporting results on CLIENT’s account until payment is brought current. CRL’s suspension of Services and reporting results shall not constitute a breach of this Agreement provided CRL resumes all Services and reporting results promptly upon CLIENT’s payment of arrears.

(d)
Disputes. CLIENT may withhold payment of charges in dispute upon notice to CRL specifically identifying the charge and the reason it is disputed. The withholding of charges in dispute will not be considered overdue and the late fees described in 3(c) shall not apply. Following resolution of the dispute, CLIENT shall pay any properly due charges promptly upon receipt of a corrected invoice.

(e)
Minimum Threshold. If CLIENT sells substantially all of its assets (or any other transaction that results in a change of control of CLIENT) during the Initial Term and the purchaser assumes CLIENT’s obligations under this Agreement, the purchaser shall be obligated to order and/or pay for a minimum of 300,000 Specimen testings per year at the Prices specified in Schedule A for each Contract Year

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended during the Initial Term (the “Minimum Threshold”). For purposes of this Agreement, “Contract Year” means a period beginning on the Effective Date or any anniversary of the Effective Date and ending twelve (12) months later.

4.	Exclusivity

(a)	During the term of this Agreement, CLIENT shall use CRL as its exclusive provider of the Lab Tests specifically listed in Schedule A , except that:

i)	CLIENT shall remain free to procure Lab Tests from third party walk-in laboratory providers; and

ii)	CLIENT shall remain free to in-source Lab Services or procure Lab Services from a third party vendor in accordance with Section 3(b)(iii)(y) of the Agreement;

iii)
CLIENT shall remain free to manufacture or assemble wellness specimen collection kits or kit components for its own use, or to procure wellness specimen collection kits or kit components from third party vendors. Nothing in this provision shall obligate CLIENT to use or procure CRL’s wellness specimen collection kits.

iv)
CLIENT shall remain free to maintain a Certificate of Waiver exclusively to conduct waived laboratory tests, as defined in the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), in the ordinary course of and exclusively in support of its H&W Business.

v)
In the event CRL is incapable (as a matter of law or fact) of providing Administrative Services in a particular jurisdiction and the parties are unable to achieve a mutually acceptable alternative approach despite good faith effort, CLIENT shall be free to procure Lab Services or otherwise engage a third party vendor (including another clinical laboratory) to enable CLIENT to conduct its H&W Business in accordance with the Laws of the relevant jurisdiction. In the event CRL thereafter becomes capable of providing Administrative Services for such relevant jurisdiction, CRL shall notify CLIENT and, within thirty days thereafter, CLIENT will begin to procure Lab Services and Administrative Services from CRL related to any future H&W event where CLIENT is not yet obligated to procure such services from a third party.

(b)	During the Initial Term and all Renewal Terms, CRL shall include CLIENT as a member of CRL’s preferred provider network for wellness programs.

5.	Confidentiality

(a)
Confidential Information. As used in this Agreement, “Confidential Information” shall mean any information (whether written, oral or electronic) which is confidential or proprietary information of the disclosing party, which shall be deemed to include without limitation, nonpublic personal and/or protected health information of an individual, technical information, laboratory technology or procedures, processes, techniques, formulas, compounds, methodologies, research, developments, plans, licenses, information and computer systems, data, know-how, trade secrets, customers, customer lists, business prospects, catalogs and price lists, records, policies, business plans and strategy, business alliances, budgets, financial information, and information related to the disclosing party’s business, operations, assets, liabilities, equity ownership and control, marketing programs, courier systems, billing systems, personnel, suppliers and all other confidential and

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended proprietary information of whatever description that may be divulged to the receiving party. Notwithstanding the foregoing, such definition of Confidential Information shall not include information that: (i) is, as of the time of its disclosure, or thereafter becomes, part of the public domain from a source other than the receiving party or its affiliates, employees and agents; (ii) was known to the receiving party as of the time of its disclosure, as established by written documentation bearing a date prior to the time of disclosure by the disclosing party; or (iii) is subsequently legally learned from a third party not subject to an obligation of confidentiality with respect to the information disclosed.

(b)
Non-Disclosure. The receiving party covenants and agrees to maintain the Confidential Information of the disclosing party in strict confidence and not disclose or divulge such Confidential Information, using the same degree of care as it uses to protect its own Confidential Information of like nature, but not less than a reasonable degree of care for the kind of information involved. Without limiting the generality of the foregoing, the receiving party shall: (i) not, directly or indirectly, disclose any such Confidential Information to any person outside its business organization, and disclose only the minimum necessary Confidential Information to persons within its business organization (including employees, officers, directors, representatives, and agents) on a “need to know” basis who have executed confidentiality agreements with the receiving party that are at least as comprehensive as the provisions of this Agreement; (ii) not disclose any Confidential Information that would violate any federal or state laws, including without limitation the Gramm-Leach-Bliley Act (“GLBA”) and/or the Health Insurance Portability and Accountability Act (“HIPAA”), (iii) maintain physical, electronic and procedural safeguards to protect the Confidential Information, (iv) comply with the provisions of Exhibit A – Business Associate Agreement, (v) not, directly or indirectly, copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, reverse engineer, decompile, assign or otherwise transfer such Confidential Information; and ((vi) return such Confidential Information to the disclosing party upon the disclosing party’s request provided that the receiving party may retain one copy of the Confidential Information for legal archival purposes only. The receiving party shall notify the disclosing party promptly in the event the receiving party receives legal process that would require disclosure of Confidential Information.

(c)
Non-Use. The receiving party shall not use the Confidential Information of the disclosing party for its own benefit or the benefit of any person or entity other than disclosing party, and only as instructed by the disclosing party. Notwithstanding the foregoing, CRL shall have the right, without either directly or indirectly identifying CLIENT or the Specimen donor, to utilize the results or other information from CLIENT and/or Specimen donor in statistical analysis, and CLIENT shall have the right to utilize the results or other information from Specimen donor in statistical analysis.

(d)
Proprietary Rights. The receiving party recognizes and acknowledges that the Confidential Information of the disclosing party is confidential and the property of the disclosing party and comprises “trade secrets” as that term is defined in the Kansas Trade Secrets Act set forth in K.S.A. 60-3320 et. seq. and that the protections afforded the disclosing party under this Agreement concerning such Confidential Information are in addition to those provided by such act. All proprietary rights created or developed by the receiving party arising out of or related to the Confidential Information of the disclosing party shall be owned by the disclosing party. The receiving party is not granted any license or other interest in such proprietary rights or any portion thereof.

(e)	Remedies. In the event that either party is in material breach of any provision of this Agreement, it shall immediately advise the non-breaching party and take steps to remedy such breach, including

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended but not limited to protecting customers, the non-breaching party and its affiliates against the consequences of any disclosure or use of Confidential Information in violation of this agreement. The receiving party acknowledges that use or disclosure of the Confidential Information of the disclosing party, whether by the receiving party, its employees, or any person or other entity associated with or under the control of the receiving party, in a manner inconsistent with this Agreement, will result in irreparable and continuing damage to the disclosing party for which there will be no adequate remedy at law and that the disclosing party may therefore obtain, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect the disclosing party against any such breach or threatened breach, including, without limitation, injunctive relief.

6.
Intellectual Property. The parties herein agree that CRL possesses certain intellectual property; including inventions, know-how, trade-secrets, analytical methods, computer technical expertise, software and statistical methodologies originated by CRL prior to or under or during the term of this Agreement without benefit of information provided by CLIENT (CRL’s “Intellectual Property”). CRL’s Intellectual Property is the sole property of CRL. Further, to the extent that any improvement to or addition to CRL’s Intellectual Property, as such improvement or addition related to performing laboratory analyses and Services, made by CRL in the course of performing the Services under this Agreement, such improvement and/or addition to CRL’s Intellectual Property shall be the sole and exclusive property of CRL. Any invention that directly relates to CLIENT’s data or Confidential Information or any unique technology developed expressly and solely for CLIENT which directly relates to the Services provided by CRL hereunder shall belong to CLIENT.

7.
Information Security and Business Continuity. CRL will comply with applicable regulations related to Information Security and Privacy as set forth in Exhibit A and use commercially reasonable efforts to ensure continuity of its business operations in support of providing the Services to CLIENT.

8.
Maintenance of records. CRL agrees to establish and maintain true and correct (in all material respects) records of all transactions and Services arising out of this Agreement. Such records shall be maintained in paper and/or electronic images for no less than seven (7) years.

9.	Indemnification.

(a)
By CRL. CRL shall indemnify and save CLIENT, and its officers, directors, employees, agents, or representatives harmless from and against all damages sustained or incurred by a third party arising from personal injuries or other claims recovered against CLIENT, as a result of any negligent act or omission of CRL, its agents, servants, or employees, arising out of or related to this Agreement, including any and all reasonable expense, legal or otherwise, incurred by CLIENT or its officers, directors, employees, agents, or representatives in the defense of any such third party claim or suit.

(b)
By CLIENT. CLIENT shall indemnify and save CRL, and its officers, directors, employees, agents or representatives harmless from and against all damages sustained or incurred by a third party arising from personal injuries or other claims recovered against CRL, as a result of any negligent act or omission of CLIENT, its agents, servants, or employees, arising out of or related to this Agreement, including any and all reasonable expense, legal or otherwise, incurred by CRL, or its officers, directors, employees, agents, or representatives in the defense of any such third party claim or suit.

(c)
Claims for indemnity under this Agreement shall be subject to the following additional terms: (i) The indemnified party shall provide prompt written notice, in reasonable detail, of any claim for which it

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended may seek indemnification hereunder; (ii) If such notice is not provided within the time stated above, the indemnified party nonetheless shall be entitled to indemnification by the indemnifying party, except to the extent that indemnifying party is actually prejudiced by the late receipt of such notice; (iii) The Indemnified Party agrees to cooperate with Indemnifying Party in a commercially reasonable manner in the defense of such claim. Indemnifying Party shall at all times keep the Indemnified Party reasonably apprised of the status of any such action; (iv) The Indemnifying Party shall not effect a settlement of any such claim, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. It shall not be considered unreasonable to withhold consent if the settlement contains any admission on the part of the Indemnified Party of wrongdoing or contains any sanctions other than the payment of money that the Indemnifying Party agrees to and is able to pay.

10.
Insurance. CRL and CLIENT each, at its sole cost and expense, shall procure and maintain policies of comprehensive general liability and other insurance in the minimum amounts of $1,000,000.00 per occurrence/$2,000,000.00 aggregate to insure such party and its officers, agents, and employees against liability, claims or damages in connection with the performance of such party’s responsibilities under this Agreement. Evidence of each party’s policies shall be submitted to the other upon the other’s written request.

11.
Consequential Damages. CRL and CLIENT shall not be liable for any indirect, consequential, incidental, special, punitive or other damages (except as specified herein) of any kind arising from any claim, whether based on contract, negligence, tort, strict liability or other theory, arising out of this Agreement.

12.	Limitation of Liability. Either Party’s entire liability and the other party’s exclusive remedy for damages on account of any claim arising out of this Agreement shall be limited as follows:

(a)	Direct damages in the case of bodily injury, death or damage to real property or to tangible personal property proximately caused by a party’s negligence;

(b)	The amount of the penalty or fine finally assessed in the case of penalties or fines imposed by a regulatory entity arising from CLIENT’s performance of delegated Administrative Services;

(c)
Direct damages in the case of all other claims, on a per claim or aggregate basis during any twelve (12) month period, not to exceed 25% of the Purchase Price as defined in the Strategic Alliance Agreement.

13.
Independent Relationship. The relationship between CRL and CLIENT pursuant to this Agreement is that of independent entities contracting with each other, and neither party shall be construed to be a joint venturer, partner, agent, employee, or representative of the other.

14.
Force Majeure. No party to this Agreement shall be liable for failure to perform any duty or obligation that said party may have under this Agreement where such failure has been occasioned by any act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

15.	Publication. Neither of the parties herein shall use the name of the other party in any advertising or promotional literature of any type without that party’s prior written approval.

16.	Notices. Any required notices under this Agreement shall be in writing and shall be deemed validly delivered if made by hand (in which case delivery will be deemed to have been effected immediately),

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or by overnight mail (in which case delivery will be deemed to have been effected one (1) business day after the date of mailing), or by first class pre-paid post (in which case delivery will be deemed to have been effected five (5) days after the date of posting), or by facsimile or electronic transmission (in which case delivery will be deemed to have been effected on the day the transmission was sent). Any such notice shall be sent to the office of the recipient set forth on the cover page of this Master Agreement or to such other office or recipient as designated in writing from time to time.

17.
Assignment. Neither party’s rights or obligations under this Agreement (except the right to receive money) will be assigned or delegated without the written consent of the other party, except that either party may without such consent assign all of its rights and delegate all of its obligations under this Agreement to an entity: (a) which such party owns or controls; (b) by which such party is owned or controlled; or (c) which is under common ownership or control with such party provided, however, that the assigning party shall remain liable to the non-assigning party for the timely performance of the obligations assigned. In the case of any assignment permitted hereunder without the other party’s consent, the assignor will promptly notify the non-assigning party in writing of the assignment and will include in its notice a statement of the facts that permit assignment without consent.

18.	Solvency.
(a)    CRL is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this Section, “insolvent” means that the sum of the debts and other probable liabilities of CRL exceeds the present fair saleable value of CRL’s assets.

(b)	Upon signing the Agreement:

(i)	CRL will be able to pay its liabilities as they become due in the usual course of its business;

(ii)	CRL will not have unreasonably small capital with which to conduct its present or proposed business;

(iii)	CRL will have assets (calculated at fair market value) that exceed its liabilities; and

(iv)
taking into account all pending and threatened litigation, final judgments against CRL in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, CRL will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of CRL.

19.
General Provisions. This Agreement shall be governed by the laws of the State of Kansas without regard to the choice-of-law principles thereof, and is the entire agreement of the parties related to the subject matter hereof. No amendment or waiver of any provision of this Agreement will be effective unless in a writing signed by the parties. The illegality or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any legal and enforceable provisions hereof. Any headings used herein are for convenience of reference only and are not a part of this Agreement, nor shall they affect the interpretation hereof. This Agreement may be executed in multiple counterparts, each of which is an original, true and correct version hereof, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

EXHIBIT A
Business Associate Agreement

WHEREAS, under the Agreement, CRL (“BA”) may perform or assists in performing function(s) or activity(s) on behalf of Client that involves the use and/or disclosure of protected health information, as defined below.
NOW THEREFORE, in consideration of the mutual promises and representations contained herein and in the Agreement, the parties hereto agree as follows:

1)	Definitions. Business Associate Agreement (hereinafter referred to as “BA Agreement”), the following definitions shall apply:

A)	Agreement	Means the agreement executed between the parties relating to the provisions of services and all amendment or addendums thereto.
B)	Business Associate Functions
Means functions performed by business associate on behalf of Client pursuant to the services Agreement which involve creating, receiving, maintaining, or transmitting NPI by business associate. Business Associate Functions shall not include any function requiring a use or disclosure that would not be permissible under the Privacy Rules if done by Client.

C)	GLBA	Gramm-Leach-Bliley Act.
D)	HIPAA	Health Insurance Portability and Accountability Act.
E)	HITECH	Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009.
F)	Individual	Means the person who is the subject of the NPI and includes a person who qualifies as a personal representative in accordance with the Privacy Rules.
G)	NPI	Any nonpublic personal information of any individual as defined in Title V of GLBA and/or any PHI of any individual as defined in HIPAA.
H)	PHI	Means protected health information as defined in 45 CFR § 164.501
I)	Required by Law	A mandate contained in law that compels an entity to make a use or disclosure of NPI and that is enforceable in a court of law.
J)	Secretary	Secretary of the U.S. Department of Health and Human Services or his/her designee.
K)	Privacy Rules	Any federal or state laws concerning the privacy and security of NPI, including, without limitation, GLBA, HIPAA, and/or HITECH
L)	All other terms used but not otherwise defined in this agreement shall have the meaning ascribed in the HIPAA regulations.

2)	Permitted Uses and Disclosure of NPI. Except as otherwise limited in this BA Agreement and/or the Agreement,

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

A)
BA may use NPI to perform the functions, activities or services for or on behalf of Client as specified in the Agreement provided that such use and/or disclosure would not violate any federal or state laws, including, without limitation, the Privacy Rules, if done by Client.

B)
BA may use NPI (i) as set forth in the Agreement, (ii) for proper management and administration of BA, and to carry out the legal responsibilities of BA; and (iii) for the provision of Data Aggregation services relating to the Healthcare Operations of the Covered Entity.

C)
BA may disclose NPI as set forth in section 2(b) above, provided that disclosures are (i) Required by Law, or (ii) BA obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies BA of any instances of which it is aware in which the confidentiality of the information has been breached.

D)
BA may de-identify any and all NPI created or received by BA under this BA Agreement and/or the Agreement; provided however, that the de-identification conforms to the requirements of the Privacy Rules. Such resulting de-identified information would not be subject to the terms of this BA Agreement.

E)	BA may use NPI to report violations of law to appropriate Federal and State authorities, consistent with 45 C.F.R. 164.502(j)(1).

3)	Responsibility of BA. With regard to the use and/or disclosure of NPI, BA hereby agrees to do the following:

A)	Use of Disclosure of NPI. Not use and/or disclose NPI other than as permitted or required by the Agreement or this BA Agreement or as Required by Law;
B)
Safeguards. Maintain and use appropriate safeguards (including administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic NPI that BA creates, receives, maintains or transmits on behalf of Client as required by 45 CFR 164.314) to protect and prevent the use and/or disclosure of NPI other than as provided by this BA Agreement or the Agreement. BA shall document and keep these safeguards current;

C)	Mitigation. Mitigate, to the extent practicable, any harmful effect that is known to BA of a use or disclosure of NPI by BA in violation of the requirements of this BA Agreement or the Agreement;
D)
Reporting.
a)    Promptly notify Client of any use and/or disclosure of NPI not provided for by this BA Agreement or the Agreement of which it becomes aware;
b)    Report to Client any Security Incident in regard to Client’s electronic NPI of which BA becomes aware. This does not include trivial incidents that occur on a routine basis, including but not limited to scans, “pings” or unsuccessful attempts to penetrate computer networks or servers maintained by BA;
c)    With the exception of law enforcement delays that satisfy the requirements of HIPPA or as otherwise required by law, BA shall notify CLIENT promptly, in writing without unreasonable delay and in no case later than sixty (60) calendar days, upon the discovery of a breach of Unsecured NPI. Such notice shall include, to the extent possible, the name of each individual whose Unsecured NPI has been, or is reasonably believed by BA to have been accessed, acquired, or disclosed during such breach. BA shall also, to the extent possible, furnish Client with any other available information that Client is required to include in its notification to individuals under HIPPA at the time of BA’s notification to Client or promptly thereafter as such information becomes available. For purposes of this BA Agreement, a breach of Unsecured NPI shall be treated as discovered by BA as of the first day on which such breach is known to BA or should reasonably have been known to BA by exercising reasonable diligence.

E)
Agents/Subcontractors. to ensure that any agent, including subcontractors, to whom it provides NPI received from, or created or received by BA on behalf of Client, agrees to the same restrictions and conditions that apply to BA pursuant to this BA Agreement and the Agreement, including but not limited to implementing reasonable and appropriate safeguards to protect it;

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

F)
Access.
Provide access, at the request of Client, within two (2) weeks from the date of receipt of such request, to NPI in a Designated Record Set received from, or created or received by BA on behalf of Client, to Client in order to meet the requirements under Privacy Rules. This provision shall be applicable only if BA has NPI in a Designated Record Set;
Make internal practices, books, and records, including policies and procedures and NPI, relating to the use and/or disclosure of NPI received from, or created or received by BA on behalf of Client, available to Client, or at the request of Client, to the Secretary, in a time and manner mutually agreed upon or as is designated by the Secretary for purposes of determining Client’s compliance with the Privacy Rules;

G)
Amendments. Make any amendment(s), within two (2) weeks from the date of the receipt of such request, to NPI in a Designated Record Set that Client directs or agrees to pursuant to Privacy Rules, at the request of Client. This provision shall be applicable only if BA has NPI in a Designated Record Set;

H)
Accounting of Disclosures.
Document such disclosures of NPI and information related to such disclosures as would be required for BA to respond to a request by an individual for an accounting of disclosures of NPI in accordance with Privacy Rules; and
Provide to Client, within two (2) weeks from the date of the receipt of such request, a description of any disclosures of NPI and information related to such disclosures to permit Client to respond to a request by an individual for an accounting of disclosures of NPI in accordance with Privacy Rules.

I)
Restrictions. BA shall comply with an individual’s request to restrict disclosure of NPI of that individual and shall notify Client of individual’s request within ten (10) business days of such request; where such individual is a customer of Client. Upon request of Individual, BA will not disclose Individual’s NPI for purposes of payment or Healthcare Operations when Individual paid in full out of pocket for Services to which NPI relate (45 CFR § 164.522)

J)
Minimum Necessary. BA shall limit its use, disclosure, or request of NPI to the minimum necessary to accomplish the intended purpose of such use, disclosure or request as agreed to by the parties pursuant to the Agreement.

K)	Remuneration. BA may not receive direct or indirect remuneration in exchange for NPI, except where so authorized by the individual or by law.
L)
Alternative Communications. BA agrees to accommodate alternative means or alternative locations to communicate NPI, and document those alternate means or alternate locations, at the request of Client or an individual pursuant to 45 CFR 164.522(b), in a prompt and reasonable manner consistent with HIPAA.

4)	Obligations of Client.

A)
Client shall provide BA with any limitations in its notice of privacy practices that Client produces in accordance with Privacy Rules as well as any changes to such limitations, to the extent that such limitations may affect BA’s use or disclosure of NPI.

B)	Client shall notify BA of any changes in, restrictions to, or revocation of, use or disclose of individual’s NPI, to the extent that such changes may affect BA’s use or disclosure of NPI.
C)
Client shall obtain any consent, authorization or permission that may be required by the Privacy Rules or applicable state laws and/or regulations prior to furnishing BA the NPI pertaining to an individual.

D)	Client shall not request BA to use or disclose NPI in any manner that would not be permissible under the Privacy Rules if done by Client.

5)
Term. This BA Agreement shall survive the termination of the Agreement and shall continue for as long as BA has access to NPI. In the event that any term or provision of this BA Agreement shall conflict with any term or provisions of the Agreement, the term of provision of this BA Agreement shall govern, control and be given effect. All other terms and conditions of the Agreement shall remain in full force and effect. Client may immediately terminate any and/or all Agreements between BA and Client if Client determines that BA has violated any material

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended requirements of the Privacy Rules or this BA Agreement. Alternatively, at the discretion of Client, Client may grant to BA a reasonable time in which to cure any such violations to the reasonable satisfaction of Client.

A)
Except as provided in Section 5.B. below, upon termination of the Agreement and this BA Agreement, for any reason, BA shall destroy all NPI received from Client, or created or received by BA on behalf of Client. This provision shall apply to NPI that is in the possession of subcontractors or agents of BA. Notwithstanding the foregoing and to the extent permitted by law, BA may keep a copy of any NPI received from Client or received or created by BA on behalf of Client for maintaining reasonably appropriate business records, as may be required by law, or to the extent such NPI is incorporated into BA’s systems or databases.

B)
If BA determines that destroying the NPI is infeasible, BA shall provide to Client notification of the conditions that make destruction infeasible. BA shall extend the protections of this BA Agreement to such NPI and limit further uses and disclosures of such NPI to those purposes that make the destruction infeasible, for so long as BA maintains such NPI.

6)
Amendment. The parties agree to take such action as is necessary to amend the Agreement and this BA Agreement from time to time as is necessary for Client to comply with the requirements of the Privacy Rules. The parties agree to negotiate such amendments in good faith in order to bring Client into compliance with Privacy Rules. Any such amendments will be in writing and signed by both parties. In the event that Parties cannot agree on the terms of any required amendment, either party may immediately terminate the Agreement and such termination will not be considered a breach of the Agreement or this BA Agreement.

7)
Interpretation. Any ambiguity in the Agreement or this BA Agreement shall be resolved in favor of the meaning that permits Client to comply with the Privacy Rules. If there is a dispute in the interpretation, the parties will enter into good faith negations to try and resolve the dispute. If the dispute cannot be resolved, either party may immediately terminate the Agreement and such termination will not be considered a breach of the Agreement or this BA Agreement.

8)	Indemnification.

A)
By BA. BA shall indemnify and save CLIENT, and its officers, directors, employees, agents, or representatives harmless from and against all damages sustained or incurred by a third party arising from personal injuries or other claims recovered against CLIENT, as a result of any negligent act or omission of BA, its agents, servants, or employees, arising out of or related to this BA Agreement, including any and all reasonable expense, legal or otherwise, incurred by CLIENT or its officers, directors, employees, agents, or representatives in the defense of any such third party claim or suit.

B)
By CLIENT. CLIENT shall indemnify and save BA, and its officers, directors, employees, agents or representatives harmless from and against all damages sustained or incurred by a third party arising from personal injuries or other claims recovered against BA, as a result of any negligent act or omission of CLIENT, its agents, servants, or employees, arising out of or related to this BA Agreement, including any and all reasonable expense, legal or otherwise, incurred by BA, or its officers, directors, employees, agents, or representatives in the defense of any such third party claim or suit.

9)
Notices. All notices given pursuant to this BA Agreement shall be in writing and shall be accomplished by personal delivery, certified mail or overnight mail followed by postmark within two (2) days. Any such notice shall be treated as having been given on the date of actual receipt. All such notices shall be sent as follows to the addresses set forth on the signature page of this BA Agreement.

10)
Counterparts; Facsimile Signatures. This BA Agreement may be executed simultaneously in two or more counterparts (by facsimile, email or other electronic means), each of which will be considered an original, but all of which together will constitute one and the same instrument and shall be admissible in evidence.

11)
Governing Law. This Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Kansas, without reference to its conflicts or choice of law principles. Each party hereto agrees to the exclusive and personal jurisdiction of the District Court of Johnson County, Kansas and hereby

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended waives any objection it may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

12)	Survival. The respective right and obligations of BA and Client under Section 5 of this BA Agreement shall survive termination of this BA Agreement.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

SCHEDULE A – LAB SERVICES
PRICE LIST

•	The pricing below is for laboratory testing only. Collection kits, kit supplies, inbound freight, outbound freight and all other services are excluded from this pricing.

•	Pricing includes data entry of a maximum of three (3) fields: i) CRL Unique Barcode Sequence ID; ii) date of birth and iii) gender.

•	Additional data entry will be priced according to the number and complexity of fields with a maximum of ten (10) fields for an additional $[***] per sample.

•	Pricing includes all lab test reports being reported to CLIENT only.

•	Pricing includes a single, consolidated invoice for all services to CLIENT only.

•	Panel details and test code mapping contained in the client specification document.

ROUTINE PANELS	First 300,000 Samples in Contract Year	For Samples 300,001+ in Contract Year
Basic Blood Chemistry Profile
	$[***]	$[***]

Lipid Panel
	$[***]	$[***]

Metabolic Profile
	$[***]	$[***]

SPECIALTY PANELS
CBC
	$[***]	$[***]

Comprehensive Health Profile
	$[***]	$[***]

Heart Profile
	$[***]	$[***]

Electrolytes
	$[***]	$[***]

Comprehensive Health Profile plus Electrolytes
	$[***]	$[***]

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

Reflex, Add-on, or Stand Alone Tests

Test	Reflex or Add-on	Stand Alone
Test 001	$[***]	$[***]
Test 002	$[***]	$[***]
Test 003	$[***]	$[***]
Test 004	$[***]	$[***]
Test 005	$[***]	$[***]
Test 006	$[***]	$[***]
Test 007	$[***]	$[***]
Test 008	$[***]	$[***]
Test 009	$[***]	$[***]
Test 010	$[***]	$[***]
Test 011	$[***]	$[***]
Test 012	$[***]	$[***]
Test 013	$[***]	$[***]
Test 014	$[***]	$[***]
Test 015	$[***]	$[***]
Test 016	$[***]	$[***]
Test 017	$[***]	$[***]
Test 018	$[***]	$[***]
Test 019	$[***]	$[***]
Test 020	$[***]	$[***]

Wal-Mart ReliOn® Tests

Test WM001	$[***]

Testing Fees shall not be charged for:

a.	confirmatory tests requested by CLIENT (where the confirmatory test indicates that the initial testing was inaccurate);

b.	any testing performed on replacement Specimen when the original Specimen is damaged as a result of an act or omission of CRL;

c.	any Specimen reported outside the Service Level objectives set forth in section 3.1 (b), (c) and (d) herein as calculated on a monthly basis.

In the event CLIENT’s customer requires reimbursement of testing fees for improperly tested specimens, without providing replacement specimen for re-test, CRL shall reimburse CLIENT for all testing fees applicable to the original specimen testing if previously paid by CLIENT.

Minimum Volume Pricing in the event of Change of Control (Section 3(e) of the LLASA):
If the new purchaser fails to order and pay for Services, the aggregate value of which under the LLASA meets or exceed the Minimum Threshold as set forth in Section 3(e), then such purchaser shall pay CRL an amount equal to the difference between (i) the Minimum Threshold and (ii) the number of units for which CRL received revenue in the Contract Year multiplied by 40% of the then applicable Price for the Basic Blood Chemistry Profile. Purchaser shall make this payment to CRL within fifteen (15) days after the end of each Contract Year.

Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended

SCHEDULE B - ADMINISTRATIVE SERVICES
PRICE LIST

1.
CLIENT will be responsible to pay CRL for any activity or undertaking in support of CRL’s delivery of the Administrative Services, on a time and materials basis as set forth inthis Schedule, the SASA or, any applicable SOW(s), or as mutually agreed upon for any Administrative Service not specifically included in Exhibit C or an SOW.

2.
In addition, CLIENT shall reimburse CRL for all application fees and other out of pocket expenses related to advance notification or permit requirements for H&W events. For avoidance of doubt, CRL shall be solely responsible for all costs and fees associated with state lab licenses.

3.	CRL will charge no fee for the following components of Administrative Services:

a.	Provide CRL’s written documentation of testing protocols, lab credentials, equipment, proficiency testing and other supporting data requested by a regulatory body.

b.	Affix signatures of appropriate CRL personnel for the completion of applications or permits

c.
Make available CRL’s Customer Service Representative or other personnel for meetings with regulators, except that CLIENT will reimburse CRL for reasonable travel related expenses consistent with CLIENT’s travel policies.

d.	Visits by CLIENT”s customers to CRL’s facility

4.
Where a component of Administrative Services involves CRL expenditure of personnel resources that create a materially cost to CRL, CRL will advise CLIENT of such prior to providing such Administrative Services and, upon CLIENT’s approval to perform the requested Administrative Services, will charge CLIENT for such costs as follows:

a.	Lab Director/MD Pathologist/Ph.D support - $225/hour

b.	Legal/Compliance related support - $150/hour

c.	Other Lab Personnel support - $95/hour

d.	Sales support - $95/hour

e.	Event related support - $75/hour

f.	Reimbursement of reasonable travel related expenses